SCHEDULE 14C
(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO
SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

Preliminary information statement       Confidential, for use of the
Commission only (as
permitted by Rule
14c-5(d)(2))

/X/ Definitive information statement

Wincanton Corporation

(Name of Registrant as Specified in Charter) Payment of filing fee (check the appropriate box): /X/ No fee required.
Fee computed on table below per Exchange Act Rules 14c-5 (g) and 0- I 1.
(1)	Title of each class of securities to which transaction applies:
Common Stock
(2)	Aggregate number of securities to which transaction applies:
All

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 I (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

(4)	Proposed maximum aggregate value of transaction:

Not Applicable

(5)	Total fee paid:

Not Applicable

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0- I l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing,

(1)	Amount previously paid:

Not Applicable

(2)     Form schedule or registration statement no.:

Not Applicable

(3)	Filing party:

Not Applicable

(4)	Date f3led:

Not Applicable

NOTE: VVMRE ANY ITEM, OTHER THAN ITEM 4, CALLS FOR INFORMATION WITH RESPECT TO ANY MATTER TO BE ACTED UPON AT THE MEETING OR, EF NO
MEETING IS BEING HELD, BY WRITTEN AUTHORIZATION OR CONSENT, SUCH
ITEM NEED BE ANSWERED ONLY WITH RESPECT TO PROPOSALS TO BE MADE BY REGISTRANT. REGISTRANTS AND ACQUIREES THAT MEET TBE DEFINITION
OF "'SMALL BUSINESS ISSUER" UNDER RULE 12b-2 OF THE EXCHANGE ACT SHALL REFER TO THE DISCLOSURE ITEMS IN REGULATION S-B AND NOT REGULATION SK. IF THERE IS NO COMPARABLE DISCLOSURE ITEM IN REGULATION S-B, SMALL BUSINESS ISSUERS NEED NOT PROVIDE THE INFORMATION REQUESTED. SMALL BUSINESS ISSUERS SHALL PROVIDE THE FINANCIAL INFORMATION N ITEM 310 OF REGULATION S-B IN LIEU OF ANY FINANCIAL STATEMENTS REQUIRED BY ITEM I OF RULE 14c.101,

INFORMATION STATEMENT

WRNCANTON CORPOPATION
3653 Hemlock Court
Reno, NV 89509

November 12, 1999
Dear Stockholder:
This is to inform you that Wincanton Corporation (the "Company") is taking actions to reorganize the Company as more fully described in this information statement.

By resolutions dated November 12, 1999, a reorganization plan, described below, (the "Plan") was adopted by written consent of the holders of a majority of the outstanding shares of the Company's common stock.

The Plan will become effective December 8, 1999, (the "Effective Date").

In October 1999, the Board of Directors of the Company adopted the Plan, Pursuant to: (i) the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the listing requirements of NASDAQ National Market, (iii) any applicable provisions of Washington law, and (iv) the Company's Articles of Incorporation, the holders of a majority of the outstanding shares of common stock are permitted to approve the Plan by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders, Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, an information statement must be sent to the Company's stockholders at least twenty (20) days prior to the Effective Date.
This notice, which was sent to all stockholders of record on November 17, 1999, is intended to serve as such notice under Washington law and as the information statement required by the Exchange Act.

Please note that you are not being asked to send a proxy and you are requested not to send one.

This notice is not a notice of a meeting of stockholders.

Sincerely,

Henri R. Hornby
Henri R. Hornby
Chairman of the Board



	REORGANIZATION PLAN

The Company has taken the following actions in connection with its reorganization:

I. The name of the Company has been changed from "Wincanton Corporation" to "Parks America! Inc."

2.	The current shares of common stock issued and outstanding 11,232,948 have been reversed 100:1, except that no shareholder will hold less than 100 shares as a result of this action,

3.	The Articles of Incorporation have been amended to approve a reissuance of 15,000,000 shares, and to authorize a total of 30,000,000 shares.

4.	The Company has acquired a 100 percent interest in Northwest Parks
        LLC, an Idaho limited liability company. As consideration for this acquisition, the Company has exchanged 12,000,000 of the newly issued shares to the interest holders of Northwest Parks LLC,

APPROVAL OF THE PLAN

GENERAL

The Board of Directors and the holders of a majority of the outstanding shares of common stock of the Company have adopted the Plan. The Plan was adopted to help the Company develop new business in a growing market, attract new capital investment, and put into place a management team which will operate the new business.

NAME CHANGE PURSUANT TO THE PLAN

Pursuant to the Plan, on November 12, 1999, the Company has changed its name to Parks America! Inc. The purpose of the name change is to better identify in the minds of the public the nature of the business to be pursued, namely, acquisition and construction of theme parks and amusement attraction venues in the middle markets of America.

REVERSE SPLIT OF SHARES

Existing shareholders will receive a reverse split of one share of new common stock in Parks America! Inc. for each 100 shares of Wincanton Corporation common stock, except that no shareholder will be issued less than 100 shares of Parks America! Inc. stock. Current Wincanton Corporation shareholders, after the reverse, will hold a total of 142,071 shares of Parks America! Inc. common stock,

EFFECTIVE DATE

The Plan was approved by the board and a majority of the shareholders on November 12, 1999, and becomes effective on December 8, 1999.

DURATION OF THE PLAN

The Plan is permanent and non-reversible.

BOARD OF DIREECTORS

After the reorganization, the Parks America! Inc, shareholders will elect a three person Board of Directors, who will appoint executive officers to manage the business. The election will take place at a time and location determined by the principal stockholders,

AMENDMENT SUSPENSION OR TERMINATION OF PLAN

The Board of Directors may at any time amend, suspend or terminate the Plan. However, no such action by the Board of Directors may be taken without the approval of the stockholders of the Company.


MISCELLANEOUS

(a)	The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other provision of the Plan.

(b)	The Plan and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the state of Washington from time to time obtaining.

OTHER MATTERS

The Company will pay the cost of distributing this Information Statement, including the cost of assembling and mailing it to all stockholders. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

BY ORDER OF THE BOARD OF DIRECTORS

Neil Hornby
Neil Hornby

Secretary
Reno, Nevada
November 12, 1999